UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 15, 2008

Date of Report (Date of earliest event reported)

Northstar Neuroscience, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-51951	91-1976637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Fourth Avenue, Suite 300

Seattle, WA 98121

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 728-1477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On February 15, 2008, Northstar Neuroscience, Inc. (the “Company”) implemented a reduction in its workforce of approximately 32%, leaving the Company with 58 employees. The Company took this action to reduce operating costs and align its operations with its strategic and clinical development requirements in light of the outcome of its EVEREST pivotal trial for stroke motor recovery, which was announced on January 22, 2008. The Company expects to complete the reduction in workforce by the end of February 2008.

In connection with this action, the Company expects to incur costs associated with termination benefits, including severance payments and continuation of medical insurance benefits, of approximately $775,000, including non-cash share-based compensation of $95,000 relating to acceleration of option vesting. It is currently anticipated that these costs will be expensed in the first quarter of 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR NEUROSCIENCE, INC.

Dated: February 20, 2008	By:	/s/ Raymond N. Calvert
Raymond N. Calvert
Vice President, Finance and Chief Financial Officer

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